Exhibit 99.1

Disclaimer

This letter to our shareholders includes forward-looking statements that relate to future events and involve known and unknown risks, uncertainties and other factors that may cause these actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Words such as, but not limited to, “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “targets,” “likely,” “aim,” “will,” “would,” “could,” and similar expressions or phrases identify forward-looking statements. The Company has based these forward-looking statements largely on our current expectations. There are no assurances that our company will successfully develop and/or launch the products described above or that the joint ventures will perform as planned. Furthermore; there can be no assurance that our company will receive any financing or any financing on commercially reasonable terms and conditions in order to complete the development of our products. These forward-looking statements speak only as of the date of this letter. Except for the Company’s ongoing disclosure obligations under US Federal securities laws, the Company undertakes no obligation to release publicly any updates to any forward-looking statements, to report events or to report the occurrence of unanticipated events. You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the Securities and Exchange Commission (the “SEC”) on April 15, 2024, and our other filings with the SEC. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, many of which are generally outside the control of CQENS. and are difficult to predict. CQENS does not undertake any duty to update any forward-looking statements except as may be required by law.

July 31, 2024

To Our Shareholders.

Our recently completed second quarter, ended June 30, 2024, and these early weeks of our third quarter were busy and eventful. The most eventful recent events were in areas critical to our path to commercialization: our intellectual property, our advisors, and our pending US FDA PMTA submission.

First, we continued to see the expansion of the patents in our Heat not Burn (“HnB”) IP portfolio. During the second quarter and up through the date of this letter, we have seen four patent allowances in the US, Europe, and Asia. A patent allowance is issued when the examination of a patent application has been completed and the examiners have determined that a patent is granted. With each and every patent our HnB portfolio becomes more extensive and more robust.

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This extension of the portfolio is critically important given that our business model involves licensing our patents, pending patents, trade secrets, and developing technologies to partners throughout the world. We have publicly stated that, going forward, we believe that two relevant HnB technologies will emerge and dominate the world’s Modified Risk Tobacco Product (“MRTP”) category. We believe one will be Phillip Morris International’s (“PMI”) iQOS technology and the other, subject to our company obtaining additional financing and continuing product development, will be CQENS HnB system. In describing why this is an appropriate statement, we use a smart phone analogy. PMI, like Apple and the iPhone operating system, iOS, has said that it will never license its proprietary HnB IP to competitors. While we, like Google with its Android technology, are working to license CQENS’ HnB IP to responsible, international tobacco partners. As of today, we remain actively involved in discussions with several potential licensees in both the EU and in Asia.

Second, I am pleased to announce that we have added two members to our CQENS Advisory Board, joining the members we announced last quarter—Mickey Segal and Trixy Castro.

Dr. Jacob Rastegar joined our Advisory Board in May. Dr. Rastegar is an accomplished philanthropist and entrepreneur with over two decades of experience in the health care industry. His compelling and inspirational personal story begins as a youth in the oppressive and dangerous environment of Iran in the 1970s, includes a University of Southern California education, attending medical school at the prestigious Tel Aviv University and specialty training in New York. Dr. Rastegar provided compassionate care to the most disadvantaged women in East Los Angeles for well over a decade, instituting policies and bringing changes that improved access to care for many with little or no hope. In addition to his medical practice, Dr. Rastegar also successfully co-founded and expanded one of the largest and most successful urgent care companies in California. Upon his successful exit, he retired in 2023. We are very honored that Jacob has come out of retirement to provide his time and extraordinary talent to our vision to make this a healthier world.

As a member of our Advisory Board, Dr. Rastegar has committed to recruit, organize and Chair a talented and experienced Medical Advisory Board. The organization of the Medical Advisory Board was initiated in early in May, shortly after Dr. Rastegar joined us.

The second addition to our Advisory Board is J. Scot Sharland. Most recently Scot served as Chief Executive Officer of the Automotive Industry Action Group, where he led that organization’s collaborative industry initiatives to drive cost and complexity from the global supply chain via quality, e-commerce, supplier management and ESG standardization. Scot’s career includes successful leadership assignments in specialty materials businesses at General Electric and EMS-CHEMIE. He also helped establish and served on the board of American Mold Technologies, Inc. a joint venture between AMP Industries and Gifuseiki Mold & Engineering Co Ltd (Japan). Additionally, Scot was responsible for North American start-up operations for Framatome Connectors International (France) and served as Managing Director for Grote & Hartmann GmbH (Germany) North America, both electrical electronic component suppliers.

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Given our joint venture with an Asian manufacturer and ongoing discussions with potential Asian and European licensees, Scot’s international manufacturing experience and expertise should prove to be of great benefit as we go forward.

As of the date of this letter, over 20 physicians in a variety of specialties and practices are assisting CQENS management by serving as a resource and sounding board both to and from established medical and pharmaceutical communities. Our goal is to have this esteemed group assist in raising our profile in medical and pharmaceutical communities; as well as extend the commercial and therapeutic potential of our patented and patent pending technologies and formulations.

Then, with respect to the necessary work we are doing to secure US FDA Pre-market Tobacco Authorization (“PMTA”), during the quarter we met with FDA officials and finalized arrangements with international consultancies related to the preparation, completion, and submission of the required test and trial data. And, while the PMTA process is now underway, we did expect that this activity would be further along at this point. Delays due to the timing of funding activities have put us behind schedule.

Finally, I would like to share some sad news with you. One of our directors and longtime colleagues, Roger Nielsen, passed away at the age of 77 on June 23, 2024. My personal history and deep friendship with Roger goes back to when we first met in 1986. In addition to being a great friend and advisor, Roger was a key contributor to CQENS. Over the years he served as a member of our board of directors, as our corporate secretary, and as a vice president with a broad range of responsibilities that contributed to our founding and our growth to date. All of us at CQENS will miss him, and our most sincere regret is that he will not be here with us to see the full impact that we expect CQENS to have in making this a healthier world. We will appoint a new member to our board of directors to fill the vacancy created by Roger’s death at some future date; and the board of directors appointed Bill Bartkowski, our President and COO, to also serve as our corporate secretary for the time being.

Regards,

By:	/s/Alexander Chong
Alexander Chong Chairman and Chief Executive Officer

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